Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brainerd Communicators
+1 610-208-3892	+1 212-986-6667
wrudolph@cartech.com	edwards@braincomm.com

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER RESULTS

Reported earnings per share $0.23; Adjusted for special items $0.24 per share

Stable margin performance driven by focus on premium alloys and operating efficiency

Positive Free Cash Flow of $2 million, up $67 million compared to prior year

Repurchased $50 million of common stock during the quarter

WYOMISSING, Pa. — February 4, 2016 — Carpenter Technology Corporation (NYSE: CRS) today announced financial results for the quarter ended December 31, 2015.

“Our fiscal 2016 second quarter results reflect our efforts to effectively manage our business despite challenges in some of our key end-use markets,” said Tony Thene, Carpenter’s President and Chief Executive Officer.  “Our ongoing focus on driving operational efficiencies and cost management, combined with our stronger product mix, supported operating margin stability even with a decline in volume primarily in our Energy and Industrial and Consumer end-use markets.  This approach also enabled us to generate consistent profitability over the last couple of quarters.  Further, we continue to benefit from our market and product diversity, as our performance in our Aerospace and Defense, Transportation and Medical end-use markets helped offset our oil and gas exposure. We remain focused on strengthening our strategic position as a preferred solutions provider in the high-end premium alloy markets, while laying the groundwork to support margin growth when volumes begin to recover.”

Mr. Thene added, “Looking ahead, we remain focused on actively managing our business to maximize our results. Given the further worsening of the Energy and Industrial and Consumer end-use markets, we currently expect volumes in the second half of fiscal year 2016 to be up modestly compared to the first half of fiscal year

2016.  We also continue to evaluate avenues to drive further operational improvements, while seeking additional volume opportunities and optimizing our product mix.  We remain committed to improving our working capital efficiency and maintaining capital spending discipline. We believe these steps, combined with ongoing investment in new technologies, will position us for growth over the longer-term.”

Financial Highlights

	Q2	Q2	Q1
($ in millions)	FY2016	FY2015	FY2016
Net Sales	$443.8	$548.4	$455.6
Net Sales Excluding Surcharge (a)	$379.4	$445.7	$385.1
Operating Income	$21.8	$45.0	$24.8
Net Income	$11.5	$24.1	$8.9
Free Cash Flow (a)	$1.8	$(65.5)	$6.6

(a) non-GAAP financial measure explained in the attached tables

Net sales for the second quarter of fiscal year 2016 were $443.8 million. Net sales excluding surcharge were $379.4 million, a decrease of $66.3 million (or 15 percent) from the same quarter last year, on 16 percent lower volume.

Operating income was $21.8 million, a decrease of $23.2 million from the second quarter of the prior year. Operating income—excluding pension earnings, interest and deferrals (EID) and special items—was $29.2 million, a decrease of $18.2 million (or 38 percent) from the second quarter of the prior year. These results primarily reflect lower volume, partially offset by an improved product mix and lower operating costs compared to the same period one year ago.

Carpenter reported net income of $11.5 million or $0.23 per diluted share. Excluding special items, earnings per diluted share would have been $0.24 in the current quarter. This compares to a reported net income of $24.1 million or $0.45 per diluted share in the same quarter last year.  Excluding a special item, earnings per diluted share would have been $0.48 in the prior year quarter.

The second quarter of fiscal year 2016 results include special items of $0.01 per diluted share consisting of consulting fees and a tax discrete item as a result of a tax law change.  The second quarter of fiscal year 2015 results includes a special item of $0.03 per diluted share consisting of a tax discrete item as a result of a tax law change.

Cash provided from operating activities was $30.1 million in the second quarter of fiscal year 2016. This compares to cash provided from operating activities of $12.5 million in the prior year’s second quarter.

Free cash flow in the second quarter of fiscal year 2016 was positive $1.8 million, compared to negative $65.5 million in the same quarter last year. Capital expenditures in the second quarter of fiscal year 2016 were $19.6 million, compared to $68.4 million in the prior year’s second quarter.

For the full year, Carpenter expects inventory to decline in the second half of the fiscal year and finish largely in-line with year-end fiscal 2015 levels. Capital expenditures are expected to be approximately $100 million for year fiscal 2016.

Total liquidity, including cash and available revolver balance, was $474 million at the end of the second quarter. This consisted of $21 million of cash and $453 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, February 4th at 10:00 a.m. ET, to discuss the financial results and operations for the fiscal second quarter. Please call (610) 208-2222 for details. Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter produces and distributes premium alloys, including specialty alloys, titanium alloys and powder metals, as well as stainless steels, alloy steels and tool steels. Information about Carpenter can be found at http://www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2015, Form 10-Q for the quarter ended September 30, 2015 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers and suppliers, or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, cost savings and reductions, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the success of restructuring actions; and (17) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws and general market conditions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

NET SALES	$443.8	$548.4	$899.4	$1,098.2
Cost of sales	377.5	463.4	764.5	944.1
Gross profit	66.3	85.0	134.9	154.1

Selling, general and administrative expenses	44.5	40.0	87.8	86.9
Restructuring charges	—	—	0.4	—
Operating income	21.8	45.0	46.7	67.2

Interest expense	(7.0)	(6.8)	(13.6)	(13.8)
Other income (expense), net	0.3	—	(1.9)	4.8

Income before income taxes	15.1	38.2	31.2	58.2
Income tax expense	3.6	14.1	10.8	20.6

NET INCOME	$11.5	$24.1	$20.4	$37.6

EARNINGS PER COMMON SHARE:
Basic	$0.23	$0.45	$0.41	$0.70
Diluted	$0.23	$0.45	$0.41	$0.70

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.8	53.4	49.3	53.5
Diluted	48.9	53.6	49.4	53.7

Cash dividends per common share	$0.18	$0.18	$0.36	$0.36

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended
	December 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$20.4	$37.6
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	60.3	60.6
Deferred income taxes	2.5	69.5
Net pension expense	26.9	23.0
Stock-based compensation expense	4.9	2.2
Net loss on disposals of property and equipment	0.1	0.4
Changes in working capital and other:
Accounts receivable	33.4	22.7
Inventories	(34.8)	(62.2)
Other current assets	(8.2)	(61.4)
Accounts payable	(17.6)	(28.0)
Accrued liabilities	(11.3)	(25.0)
Pension plan contributions	—	(3.9)
Other postretirement plan contributions	(6.1)	(6.7)
Other, net	1.1	(1.3)
Net cash provided from operating activities	71.6	27.5

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(49.5)	(127.4)
Proceeds from disposals of property and equipment	0.3	0.1
Other	4.0	—
Net cash used for investing activities	(45.2)	(127.3)

FINANCING ACTIVITIES:
Net change in short-term debt	39.5	37.0
Dividends paid	(17.9)	(19.3)
Purchases of treasury stock	(96.3)	(10.0)
Payments on seller financed debt related to purchase of software	(2.5)	—
Tax benefits on share-based compensation	—	0.6
Proceeds from stock options exercised	0.2	0.7
Net cash (used for) provided from financing activities	(77.0)	9.0

Effect of exchange rate changes on cash and cash equivalents	1.7	(0.4)

DECREASE IN CASH AND CASH EQUIVALENTS	(48.9)	(91.2)

Cash and cash equivalents at beginning of period	70.0	120.0

Cash and cash equivalents at end of period	$21.1	$28.8

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 31,	June 30,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$21.1	$70.0
Accounts receivable, net	268.4	304.1
Inventories	687.7	655.8
Deferred income taxes	11.4	3.3
Other current assets	47.6	37.2
Total current assets	1,036.2	1,070.4

Property, plant and equipment, net	1,366.9	1,397.0
Goodwill	257.2	257.4
Other intangibles, net	67.6	71.6
Other assets	112.7	109.5
Total assets	$2,840.6	$2,905.9

LIABILITIES
Current liabilities:
Short-term debt	$39.5	$—
Accounts payable	140.2	169.5
Accrued liabilities	155.6	152.6
Total current liabilities	335.3	322.1

Long-term debt	608.4	607.1
Accrued pension liabilities	343.6	334.1
Accrued postretirement benefits	108.5	111.2
Deferred income taxes	154.7	146.5
Other liabilities	62.1	59.0
Total liabilities	1,612.6	1,580.0

STOCKHOLDERS’ EQUITY
Common stock	276.2	276.2
Capital in excess of par value	271.4	266.6
Reinvested earnings	1,334.9	1,332.4
Common stock in treasury, at cost	(316.9)	(221.1)
Accumulated other comprehensive loss	(337.6)	(328.2)
Total stockholders’ equity	1,228.0	1,325.9
Total liabilities and stockholders’ equity	$2,840.6	$2,905.9

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Pounds sold (000):
Specialty Alloys Operations	54,794	65,600	111,606	135,718
Performance Engineered Products	2,800	4,224	5,756	7,258
Intersegment	(666)	(2,112)	(2,010)	(3,518)
Consolidated pounds sold	56,928	67,712	115,352	139,458

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$299.2	$332.4	$600.8	$656.4
Surcharge	64.4	105.9	135.4	217.8
Specialty Alloys Operations net sales	363.6	438.3	736.2	874.2

Performance Engineered Products
Net sales excluding surcharge	85.2	133.4	176.6	263.0
Surcharge	0.2	0.3	0.4	0.7
Performance Engineered Products net sales	85.4	133.7	177.0	263.7

Intersegment
Net sales excluding surcharge	(5.0)	(20.1)	(12.8)	(33.6)
Surcharge	(0.2)	(3.5)	(1.0)	(6.1)
Intersegment net sales	(5.2)	(23.6)	(13.8)	(39.7)

Consolidated net sales	$443.8	$548.4	$899.4	$1,098.2

Operating income:
Specialty Alloys Operations	$41.5	$43.4	$82.7	$68.0
Performance Engineered Products	(2.9)	12.6	(3.3)	22.2
Corporate costs (including restructuring charges)	(12.7)	(7.0)	(24.8)	(17.3)
Pension earnings, interest and deferrals	(4.8)	(2.4)	(9.6)	(4.7)
Intersegment	0.7	(1.6)	1.7	(1.0)
Consolidated operating income	$21.8	$45.0	$46.7	$67.2

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Specialty Steel Supply business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE,	Three Months Ended		Six Months Ended
PENSION EARNINGS, INTEREST AND DEFERRALS,	December 31,		December 31,
RESTRUCTURING CHARGES AND SPECIAL ITEMS	2015	2014	2015	2014

Net sales	$443.8	$548.4	$899.4	$1,098.2
Less: surcharge revenue	64.4	102.7	134.8	212.4
Consolidated net sales excluding surcharge	$379.4	$445.7	$764.6	$885.8

Operating income	21.8	45.0	46.7	67.2
Pension earnings, interest and deferrals	4.8	2.4	9.6	4.7
Operating income excluding pension earnings, interest and deferrals	26.6	47.4	56.3	71.9

Restructuring charges and special items:
Restructuring charges	—	—	0.4	—
Consulting costs	2.6	—	5.1	—
Operating income excluding pension earnings, interest and deferrals, restructuring charges and special items	$29.2	$47.4	$61.8	$71.9

Operating margin	4.9%	8.2%	5.2%	6.1%

Operating margin excluding surcharge, pension earnings, interest and deferrals, restructuring charges and special items	7.7%	10.6%	8.1%	8.1%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

Management believes that removing the impact of restructuring charges and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share**

Three months ended December 31, 2015, as reported	$15.1	$(3.6)	$11.5	$0.23

Consulting costs	2.6	(0.9)	1.7	0.03
Impact of tax law change	—	(0.8)	(0.8)	(0.02)
Total impact of special items	2.6	(1.7)	0.9	0.01

Three months ended December 31, 2015, as adjusted	$17.7	$(5.3)	$12.4	$0.24

** Impact per diluted share calculated using weighted average common shares outstanding of 48.9 million for the three months ended December 31, 2015.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share**

Three months ended December 31, 2014, as reported	$38.2	$(14.1)	$24.1	$0.45

Impact of tax law change	—	1.6	1.6	0.03

Three months ended December 31, 2014, as adjusted	$38.2	$(12.5)	$25.7	$0.48

** Impact per diluted share calculated using weighted average common shares outstanding of 53.6 million for the three months ended December 31, 2014.

ADJUSTED EARNINGS PER SHARE EXCLUDING RESTRUCTURING CHARGES AND SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share**

Six months ended December 31, 2015, as reported	$31.2	$(10.8)	$20.4	$0.41

Restructuring charges	0.4	(0.1)	0.3	0.01
Consulting costs	5.1	(1.8)	3.3	0.07
Income tax item*	—	2.0	2.0	0.04
Impact of tax law change	—	(0.8)	(0.8)	(0.02)
Total impact of restructuring charges and special items	5.5	(0.7)	4.8	0.10

Six months ended December 31, 2015, as adjusted	$36.7	$(11.5)	$25.2	$0.51

* Discrete income tax charge recorded during the six months ended December 31, 2015 as a result of the decision to sell equity method investment in India.

** Impact per diluted share calculated using weighted average common shares outstanding of 49.4 million for the six months ended December 31, 2015.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share**

Six months ended December 31, 2014, as reported	$58.2	$(20.6)	$37.6	$0.70

Impact of tax law change	—	1.6	1.6	0.03

Six months ended December 31, 2014, as adjusted	$58.2	$(19.0)	$39.2	$0.73

** Impact per diluted share calculated using weighted average common shares outstanding of 53.7 million for the six months ended December 31, 2014.

Management believes that earnings per share adjusted to exclude the impact of restructuring charges and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
FREE CASH FLOW	2015	2014	2015	2014

Net cash provided from operating activities	$30.1	$12.5	$71.6	$27.5
Purchases of property, equipment and software	(19.6)	(68.4)	(49.5)	(127.4)
Proceeds from disposals of property and equipment	0.2	—	0.3	0.1
Other	—	—	4.0	—
Dividends paid	(8.9)	(9.6)	(17.9)	(19.3)

Free cash flow	$1.8	$(65.5)	$8.5	$(119.1)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
NET SALES BY END-USE MARKET	2015	2014	2015	2014
End-Use Market Excluding Surcharge:
Aerospace and Defense	$195.6	$189.2	$382.4	$369.9
Energy	23.9	70.3	56.0	138.1
Transportation	34.8	31.3	71.5	62.0
Medical	25.8	25.7	50.8	52.4
Industrial and Consumer	71.1	96.5	145.9	195.1
Distribution	28.2	32.7	58.0	68.3

Consolidated net sales excluding surcharge	379.4	445.7	764.6	885.8

Surcharge revenue	64.4	102.7	134.8	212.4

Consolidated net sales	$443.8	$548.4	$899.4	$1,098.2